Exhibit 10.2

ONCONOVA THERAPEUTICS, INC.

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE (CASH-SETTLED)

Onconova Therapeutics, Inc., (the “Company”) hereby grants to the holder listed below (the “Participant”), an award of stock units (“Performance Stock Units” or “PSUs”). Each vested Performance Stock Unit represents the right to receive, in accordance with the Performance Stock Unit Award Agreement (the “Agreement”) delivered in connection with this Grant Notice, an amount in cash equal to the Fair Market Value of one share of Common Stock (“Share”) on the applicable Vesting Date(s) and otherwise in accordance with the Agreement. This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement, which is incorporated herein by reference. Capitalized terms used in this Performance Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement will have the meaning set forth in Article III of the Agreement.

Participant:

Address:

Employee ID Number:

Grant Date:

Grant Number:

Total Number of PSUs:

Vesting Schedule:	The PSUs shall vest (each such vesting date, a “Vesting Date”) upon the Company’s attainment, on or prior to the fourth (4th) anniversary of the Grant Date (the “Performance End Date”), of the Performance Goals, as provided below, subject to the Participant’s continued employment, or service, to the Employer through such Vesting Date, as follows:

“Performance Goal”	Number of PSUs that Vest as of the Achievement of the Performance Goal[1]
The submission of the New Drug Application (NDA) to the FDA for rigosertib for myelodysplastic syndromes based on the INSPIRE study	[______]
The FDA approval of rigosertib for myelodysplastic syndromes based on the INSPIRE study	[______]

1 NTD: Each amount to equal 50% of the total number of PSUs granted.

In the event that a Performance Goal is achieved prior to the one-year anniversary of the Grant Date, the Vesting Date for the portion of the PSUs that vest based on the achievement of the applicable Performance Goal shall be the one-year anniversary of the Grant Date.

Termination:	In the event that a Performance Goal is not achieved on or prior to the Performance End Date, then all of the PSUs subject to such Performance Goal shall thereupon be automatically forfeited by the Participant without payment of any consideration therefor as of the Performance End Date.

IN WITNESS WHEREOF, the Company has caused an officer to execute this Grant Notice, and the Participant has placed his or her signature hereon, effective as of the Grant Date.

ONCONOVA THERAPEUTICS, INC.

Name:
Title:

By signing below, the Participant (a) acknowledges that he or she has read this Grant Notice and the Agreement and understands the terms and conditions set forth herein, (b) accepts the award of the PSUs described in this Grant Notice and the Agreement, (c) agrees to be bound by the terms and conditions of this Grant Notice and the Agreement, and (d) agrees that all decisions and determinations of the Committee with respect to the PSUs, this Grant Notice and the Agreement shall be final and binding.

Participant

Name:
Date:

Attachment: Performance Stock Unit Agreement

ONCONOVA THERAPEUTICS, INC.

PERFORMANCE STOCK UNIT AWARD AGREEMENT (CASH-SETTLED)

Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) with which this Performance Stock Unit Award Agreement (this “Agreement”) is associated, Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), has granted to the Participant (as set forth in the Grant Notice) the number of performance stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice. Each vested Performance Stock Unit represents the right to receive an amount in cash equal to the Fair Market Value of one share of Common Stock (“Share”) on the applicable Vesting Date(s) and otherwise in accordance with this Agreement. Capitalized terms not specifically defined herein shall have the meanings specified in Article III or the Grant Notice.

ARTICLE I.

GENERAL

1.1                     Purpose. The Committee has decided to make grant of PSUs as an inducement for the Participant to promote the best interests of the Company and its stockholders.

1.2                     Administration. This Agreement shall be administered and interpreted by the Committee. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. Subject to compliance with applicable law and the applicable stock exchange rules, the Board of Directors of the Company (the “Board”), in its discretion, may perform any action of the Committee hereunder. To the extent that the Board, the Committee or a subcommittee administers this Agreement, all references to the “Committee” shall be deemed to refer to the Board, the Committee or such subcommittee. The Committee shall have full power and express discretionary authority to administer and interpret the Agreement and the PSUs, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing this Agreement and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of this Agreement and all determinations made by the Committee with respect to the PSUs shall be conclusive and binding on the Participant.

1.3                     Adjustments. If there is any change in the number or kind of the Company’s outstanding Shares by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of Shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the Company’s outstanding Shares as a class without the Company’s receipt of consideration, or if the value of Shares underlying the PSUs is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the number and type of Shares underlying the PSUs, the Cap, the Performance Goals, or other terms and conditions, as the Committee deems appropriate, shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the Company’s outstanding Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Agreement and with respect to the PSUs. In addition, in the event of a Change in Control, the provisions of Section 2.5 shall apply. Any adjustments to the PSUs shall be consistent with Section 409A of the Code, to the extent applicable.

ARTICLE II.

GRANT OF PERFORMANCE STOCK UNITS

2.1                     Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs in consideration of the Participant’s past and/or continued employment with or service to the Employer and for other good and valuable consideration.

2.2                     Unsecured Obligation to PSUs. The Participant will have no right to receive Shares pursuant to the grant of PSUs, and the PSUs will be paid in cash. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company, and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of the PSUs.

2.3                     Vesting Schedule. Subject to Section 2.5, the PSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice.

2.4                     Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Employer.

2.5                     Change in Control.

(a)                      In the event of a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding PSUs at the time of the Change in Control shall be assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.

(b)                      If the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) as a result of the Change in Control and the award of PSUs are assumed by, or replaced with an award with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the Participant’s employment or service is terminated by the Employer without Cause or by the Participant for Good Reason upon or following a Change in Control and before the award of PSUs is fully vested in accordance with the vesting schedule set forth in the Grant Notice, any unvested PSUs shall become fully vested upon such termination of employment.

(c)                      In the event that the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the PSUs with a grant that has comparable terms, and the Participant is employed by, or providing services to, the Employer on the date of the Change in Control, any unvested PSUs shall become fully vested as of the date immediately prior to the Change in Control.

2.6                     Forfeiture of PSUs. No PSUs will vest after the Participant’s employment or service with the Employer has terminated for any reason and, in the event of any such termination, the Participant will forfeit to the Company all PSUs that have not yet vested, except as provided in Section 2.5.

2.7                     Settlement of PSUs.

(a)                As soon as administratively practicable following the vesting of the Performance Stock Units pursuant to Section 2.3 hereof or 2.5 hereof, but in no event later than thirty (30) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 4.1 hereof) an amount in cash (the “PSU Payment”) equal to the number of PSUs that vest on an applicable vesting date, multiplied by the Fair Market Value on such date. Notwithstanding the foregoing, in the event the Fair Market Value on the applicable vesting date exceeds $[____] the (“Cap”), the PSU Payment shall not exceed an amount equal to the Cap multiplied by the number of PSUs that vest on such vesting date.

(b)                All obligations of the Company under this Agreement shall be subject to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements. The Employer may require that the Participant or other person receiving the PSU Payment pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such PSU Payment, or the Employer may deduct from any payment hereunder or other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such PSU Payment.

ARTICLE III.

Definitions

Capitalized terms used herein and not otherwise defined will have the meanings as follows:

3.1                     “Cause” shall have the meaning given to that term in any written employment agreement, offer letter, consulting agreement or severance agreement between the Employer and the Participant, or if no such agreement exists or if such term is not defined therein, “Cause” shall mean a finding by the Committee of conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company or its subsidiaries in accordance with the terms or requirements of his or her employment or engagement of services; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or a subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or a subsidiary which results in direct or indirect loss, damage or injury to the Company or a subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or a subsidiary; or (vi) the Participant’s breach of any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or a subsidiary.

3.2               A “Change in Control” shall be deemed to have occurred if:

(a)                      the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions of Voting Securities shall not constitute a Change in Control: (A) any acquisition by or from the Company or any of its subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (B) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (C) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 50% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Shares and Voting Securities; or

(b)                      the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned subsidiary of the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(c)                      the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(d)                      the consummation of a plan of complete liquidation of the Company; or

(e)                      the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Date of Grant, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Restatement Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.

3.3                     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

3.4                     “Committee” shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. The Committee shall also consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Common Stock is at the time primarily traded.

3.5                     “Common Stock” shall mean common stock of the Company.

3.6                     “Employer” shall mean the Company and its subsidiaries.

3.7                     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

3.8                     “Fair Market Value” shall mean:

(i)                 If the Common Stock is publicly traded, the Fair Market Value per Share shall be determined as follows: (A) if the principal trading market for the Common Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Common Stock is not principally traded on any such exchange, the last reported sale price of a Share during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.

(ii)               If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per Share shall be determined by the Committee through any reasonable valuation method authorized under the Code.

3.9                     “Good Reason” shall have the definition set forth in the Participant’s written employment agreement, offer letter or severance agreement entered into by and between the Participant and the Employer and such term as used in this Agreement shall only apply to the extent such agreement exists and Good Reason is defined therein.

ARTICLE IV. OTHER PROVISIONS

4.1               PSUs Not Transferable. The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PSUs by notice to the Participant, and the PSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

4.2               Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and any PSU Payment). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the payment of the PSU Payment and that the Participant is not relying on the Company for any tax advice.

4.3               Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.4               Notices. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

4.5               Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.6               Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.7               Conformity to Applicable Law. The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of any applicable law. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the PSUs are granted, only in such a manner as to conform to applicable law. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable law.

4.8               Company Policies. Subject to the requirements of applicable law, if the Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within the applicable period of time thereafter, all PSUs shall terminate, and the Company may rescind any exercise of any previously exercised PSU, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, the Participant shall return to the Company the PSU Payment. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer. In addition, the PSUs shall be subject to any applicable clawback or recoupment policies, and other policies that may be implemented by the Board from time to time.

4.9               Amendment, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, including, without limitation, to provide for the alternative settlement of some or all of the PSUs; provided, however, that, any such amendment, modification, suspension or termination shall be in compliance with applicable securities laws and rules and regulations of the Nasdaq Capital Market or another stock market on which the Common Stock is listed for trading at the time of such amendment, and; provided further, that no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.

4.10           Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.1 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

4.11           Not a Contract of Service Relationship. Neither the granting of the PSUs, nor any other action taken with respect to such PSUs, shall confer upon the Participant any right to be retained by or to continue in the employ or service of the Employer or shall interfere in any way with the right of the Employer to terminate Participant’s employment or service at any time. The right of the Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

4.12           Entire Agreement. The Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

4.13           Compliance with Law; Application of Section 409A of the Code.

(a)                      The PSUs shall be subject to all applicable laws and regulations. To the extent that any legal requirement described in this Agreement ceases to be required, the applicable provision shall cease to apply. The Committee may revoke the PSUs if it is contrary to law or modify the PSUs to bring the PSUs into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)                      In addition, Agreement is intended to be exempt from Section 409A of the Code and to the extent this Agreement is subject to Section 409A of the Code, it will in all respects be administered in accordance with Section 409A of the Code. The Agreement and the PSUs shall be construed and administered such that it and they either (A) qualify for an exemption from the requirements of Section 409A of the Code or (B) satisfy the requirements of Section 409A of the Code.

(c)                      Notwithstanding anything herein to the contrary, the Participant shall be solely responsible for the tax consequences of the PSUs, and in no event shall the Company or any subsidiary or affiliate of the Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A of the Code. Although the Company intends for this Agreement and the PSUs to be exempt from taxation under Section 409A of the Code, the Company does not represent or warrant that this Agreement and the PSUs comply with any provision of federal, state, local or other tax law.

4.14           Limitation on Participant’s Rights. Neither the granting of the PSUs, nor any other action taken with respect to such PSUs, shall confer upon the Participant any rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.